UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 4, 2006

RAYONIER INC.

COMMISSION FILE NUMBER 1-6780

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number 13-2607329

50 North Laura Street, Jacksonville, Florida 32202

(Principal Executive Office)

Telephone Number: (904) 357-9100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12)

☐	Precommencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Precommencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e4(c))

RAYONIER INC.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2006, Rayonier Inc. (the “Company”) entered into a U.S. $250,000,000 Five-Year Revolving Credit Agreement (the “Credit Agreement”) among the Company, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P., as Borrowers, Credit Suisse as Administrative Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Credit Suisse Securities (USA) LLC and Bank of America, N.A. as Co-Syndication Agents and JP Morgan Chase Bank, Sun Trust Bank and The Bank of New York as Co-Documentation Agents. The Credit Agreement provides for the Borrowers to make revolving credit advances of up to $250,000,000, of which up to $50 million is available in the form of letters of credit. Proceeds of borrowings under the Credit Agreement are to be used to refinance any debt outstanding under the 2003 Credit Agreement (as defined below), pay fees related to the transactions contemplated by the Credit Agreement and for general corporate purposes.

The Credit Agreement provides that the Company may request an increase in the lenders’ commitments in an amount of not less than $25 million and not more than $100 million; provided, that no default or event of default has occurred and is continuing. In response to any such request, each lender may, but is not required to, increase their commitment under the Credit Agreement.

The interest rate on borrowings under the Credit Agreement is generally based, at the Company’s option, on either (1) a Eurodollar rate plus the applicable margin (ranging from 0.32% to 1.025%) based upon the Company’s credit rating or (2) the higher of the prime rate or the federal funds rate plus 0.50%. Interest is payable either quarterly or based on a one, two, three or six month interest period depending on the type of interest rate selected by the Company. Principal outstanding under all loans is payable on the termination date of the Credit Agreement. An annual facility fee is also payable by the Borrowers in the amount of 0.08% to 0.225% of the amount of the facility based on the Company’s credit rating.

The Credit Agreement contains financial covenants relating to leverage and interest coverage as well as other affirmative and negative covenants relating to, among other things, certain investments, mergers, asset transfers, debt, liens, acquisitions, affiliate transactions and restricted payments. These covenants, terms and conditions are substantially similar to those contained in the 2003 Credit Agreement. In addition, certain subsidiaries of the Company have executed guarantees whereby they have agreed to guarantee the debt of the other borrowers.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders holding more than 50% of the outstanding principal amount of the existing loans may accelerate amounts due under the Credit Agreement (except for a bankruptcy default in which case such amounts shall automatically become due and payable).

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

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Some of the parties to the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for the Company and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the transactions contemplated by the Credit Agreement, on August 4, 2006, the Company terminated its Three Year Revolving Credit Agreement among the Company, Rayonier TRS Holdings Inc. and Rayonier Timberlands Operating Company, L.P., as Borrowers, Credit Suisse First Boston as Administrative Agent, Credit Suisse First Boston and Bank of America, N.A., as Co-Syndication Agents, JP Morgan Chase Bank, Suntrust Bank and The Bank of New York as Co-Documentation Agents and Credit Suisse First Boston and Bank of America Securities LLC as Joint Lead Arrangers (the “2003 Credit Agreement”), dated November 23, 2003.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Five Year Revolving Credit Agreement (the “Credit Agreement”) among the Company, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P., as Borrowers, Credit Suisse as Administrative Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Credit Suisse Securities (USA) LLC and Bank of America, N.A. as Co-Syndication Agents and JP Morgan Chase Bank, Sun Trust Bank and The Bank of New York as Co-Documentation Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ CARL E. KRAUS
Carl E. Kraus
Senior Vice President, Finance

August 10, 2006

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Five Year Revolving Credit Agreement dated August 4, 2006 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P., as Borrowers, Credit Suisse as Administrative Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Credit Suisse Securities (USA) LLC and Bank of America, N.A. as Co-Syndication Agents and JP Morgan Chase Bank, Sun Trust Bank and The Bank of New York as Co-Documentation Agent.	Filed herewith

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